EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Southdown, Inc.'s Registration Statement No. 33-23328 on Form S-8, Registration Statement No. 33-35011 on Form S-8, Registration Statement No. 33-45144 on Form S-8 and Registration Statement No. 33-16517 on Form S-3, of our reports dated January 26, 1998 (March 18, 1998 as to Notes Q and R) appearing in the Annual Report on Form 10-K of Medusa Corporation for the year ended December 31, 1997.





DELOITTE & TOUCHE LLP
Cleveland, Ohio

July 15, 1998